Exhibit (a)(1)(C)
NOTICE OF WITHDRAWAL OF TENDER

REGARDING

SHARES

OF

STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP.

Tendered Pursuant to the Offer to Purchase Dated June 1, 2026
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS NOTICE OF
WITHDRAWAL OF TENDER MUST BE RECEIVED BY 11:59 P.M., EASTERN TIME, ON JUNE 30, 2026, UNLESS THE OFFER IS EXTENDED.
Complete this Notice of Withdrawal of Tender and Submit it Electronically via the Company’s Investor Portal, https://apps.intralinks.com/.

For additional information, call the Company at: (646) 787-0300.
Star Mountain Lower Middle-Market Capital Corp.
Ladies and Gentlemen:
The undersigned wishes to withdraw the previously submitted notice of the undersigned’s intent to tender its Shares of Star Mountain Lower Middle-Market Capital Corp. (the “Company”) for purchase by the Company that previously was submitted by the undersigned in a Notice of Intent to Tender dated June 1, 2026. IF THIS WITHDRAWAL NOTICE IS TIMELY RECEIVED IN ACCORDANCE WITH ITS ACCOMPANYING INSTRUCTIONS, THE IDENTIFIED SHARES PREVIOUSLY SUBMITTED FOR TENDER WILL NOT BE PURCHASED BY THE COMPANY.
Such tender is with respect to (specify one):
☐	All of the undersigned’s Shares
☐	The following number of Class D Shares: .
☐	The following number of Class S Shares: .
☐	The following number of Class I Shares: .
☐	The following number of Class SP Shares: .
☐	A portion of the undersigned’s Shares expressed as the following percentage of current shareholdings: %.
The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company upon expiration of the tender offer described above.
SIGNATURE(S). If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.

Print Signatory Name and Title (if any)	Signature	Date

Print Signatory Name and Title (if more than one)	Signature	Date

Print Signatory Name and Title (if more than one)	Signature	Date